Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-2 of our reports dated February 23, 2023, with respect to the consolidated financial statements of Barings BDC, Inc., the effectiveness of internal control over financial reporting, and the senior securities table, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights”, “Senior Securities”, “Experts”, and “Financial Statements and Exhibits” in such Registration Statement.

/s/ KPMG LLP

Charlotte, North Carolina

July 14, 2023